                                                               EXHIBIT 10.5

                               EXCHANGE AGREEMENT


         This EXCHANGE AGREEMENT (this "Exchange Agreement") is made and entered into this 11th day of July, 1996, but effective as of the 30th day of June, 1996, by and among Momentum Operating Co., Inc. ("Momentum"), Harken Energy Corporation ("HEC") and Harken Exploration Company ("HEX").

                                   RECITALS:

         A. On December 15, 1995, Momentum, HEC and HEX entered into that certain Purchase and Sale Agreement (the "Original Agreement"), pursuant to which, in exchange for the consideration described in the Original Agreement, Momentum sold the Properties (as defined in the Original Agreement) to HEX.

         B. On December 20, 1995, upon the closing of the transactions contemplated by the Original Agreement and among other actions:

                 (1) HEX issued to Momentum a promissory note dated December 20, 1995 in the original principal amount of $13,000,000 (the "Note");

                 (2) HEC and Momentum entered into that certain Registration Rights Agreement (the "Original Registration Rights Agreement"); and

                 (3) HEX executed that certain Deed of Trust, Security Agreement, Assignment of Production and Financing Statement in favor of John Huffman, Trustee, for the benefit of Momentum Operating Co., Inc. (the "Deed of Trust").

         C. Momentum wishes to exchange the Note for shares of common stock, $.01 par value per share (the "Common Stock") of HEC and certain obligations of HEX and HEC is willing to issue shares of its Common Stock in exchange for the Note and HEX is willing to so obligate itself, and Momentum, HEX and HEC desire to amend certain terms of, the Original Registration Rights Agreement and the Deed of Trust, all on the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual premises and the mutual covenants herein, the parties hereto agree as follows:

                                   AGREEMENT

         1.      EXCHANGE.

                 (a) Subject to the terms of this Exchange Agreement, the parties hereto agree to exchange the Note for the shares of Common Stock described in paragraph (b) below and the obligations of HEX described in
Section 3 below. HEC will use its reasonable best efforts to deliver the shares of Common Stock described in paragraph (b)(i) below to Momentum within 15 business days following the execution of this Exchange Agreement. HEC shall deliver additional shares of Common Stock pursuant to the terms of the letter agreement described in paragraph (b)(viii) below. The date upon which the shares of Common Stock are delivered to Momentum shall be referred to as the "Issuance Date."

                 (b) Upon the Issuance Date, the following actions shall take place, each of which shall be deemed to occur simultaneously and each of which shall be a condition precedent to each of the others:

                          (i)     HEC shall deliver to Momentum a stock
certificate registered in the name of Momentum and representing 4,965,000 shares of Common Stock;

                          (ii)    Momentum shall deliver the Note to HEX,
marked "paid in full, except as provided in that certain Exchange Agreement dated July 11, 1996, among Seller, Buyer and the Company";

                          (iii)   HEC and Momentum shall execute and deliver
the Registration Rights Agreement in the form attached hereto as Exhibit A. Momentum agrees to waive any and all registration rights granted to Momentum pursuant to the Original Registration Rights Agreement insofar as the Original Registration Rights Agreement might otherwise apply to the registration of the shares of Common Stock delivered pursuant to this Exchange Agreement;

                          (iv)    HEC and Momentum shall execute and deliver
the Supplemental Deed of Trust, Security Agreement, Assignment of Production and Financing Statement, in the form attached hereto as Exhibit B;

                          (v)     HEC shall deliver to Momentum a release of
the HEC Mortgage (as defined in the Original Agreement) executed by HEC, HEX and Larry E. Cummings, Trustee;





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
                          (vi)    HEC and HEX shall deliver to Momentum the
opinions of counsel in the forms attached hereto as Exhibit C.1 and Exhibit
C.2;

                          (vii)   HEC and HEX shall deliver to Momentum the
Officer's Certificates in the forms attached hereto as Exhibit D.1 and Exhibit D.2; and

                          (viii)  HEX, HEC and Momentum will enter into the
letter agreement attached hereto as Exhibit E.

         2.      EFFECT OF EXCHANGE.       Except for the contingent payment
described in Section 3 below, tender of full performance by HEC and HEX of their obligations contained in Section 1(b) above shall constitute full payment of all amounts due under the Note. In addition any and all obligations of Momentum, HEX or HEC pursuant to Section 7.1 of the Original Agreement shall also be deemed to have been satisfied.

         3.      CONTINGENT PAYMENT.

                 (a) Momentum shall calculate the gross proceeds, before deducting any commissions and other costs of sale, received by Momentum on or before the Contingent Payment Date which are attributable to the sale of the shares of Common Stock issued to Momentum pursuant to this Exchange Agreement ("the Proceeds"). The Contingent Payment Date shall be the earlier to occur of
(i) the expiration of 270 days following the date the registration statement filed by HEC pursuant to Momentum's second Demand Registration (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission, or (ii) the date on which Momentum has sold all of the shares of Common Stock issued to Momentum pursuant to this Exchange Agreement. If the Contingent Payment Date falls on a day which is not a trading day on the American Stock Exchange, the Contingent Payment Date shall be deemed to be the next trading day. If Momentum has not sold all of the shares of the Common Stock as of the close of trading on the American Stock Exchange on the Contingent Payment Date, the Proceeds shall be deemed to include an amount equal to the product of the number of shares of Common Stock held by Momentum at the close of trading on the Contingent Payment Date multiplied by the arithmetic mean of the daily closing sales prices of the Common Stock on the American Stock Exchange, as reported in the Wall Street Journal, for the sixty
(60) trading days that Momentum was entitled to sell shares of Common Stock pursuant to the Registration Rights Agreement immediately preceding the Contingent Payment Date. If the Proceeds are less than U.S. $8,500,000, HEX shall pay to Momentum an amount in cash equal to the difference between U.S. $8,500,000 and the Proceeds. HEX shall make such payment within five business days after receipt of Momentum's notice that the additional payment is due, accompanied by documentation supporting Momentum's calculation of the Proceeds.





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
                 (b) If there is any dispute concerning the payment required by paragraph (a) above, HEX shall pay to Momentum the undisputed portion and shall submit the disputed portion to binding arbitration. Momentum and HEX shall each select a mutually acceptable person as an arbitrator and the two arbitrators so chosen shall mutually select a third arbitrator. The group of three arbitrators shall determine the amount of the payment required by paragraph (a) above. If the two arbitrators selected by Momentum and HEX cannot agree on a third arbitrator, or successor arbitrator if necessary, the parties shall request the American Arbitration Association to appoint the third arbitrator or successor arbitrator. All arbitration hearings shall be held in Abilene, Texas and shall begin within thirty days after delivery of written notice from one party to the other party and the arbitrators stating the grounds for submitting an issue to arbitration. The arbitrators shall arbitrate the dispute in accordance with the terms of this Exchange Agreement, the Texas General Arbitration Act, and the Rules of the American Arbitration Association to the extent such rules are not in conflict with the terms of this Exchange Agreement or the Act. The arbitrators shall issue a written decision which shall be final and binding on Momentum and HEX and may be enforced in any court having jurisdiction. Momentum and HEX shall bear their own legal fees and other costs incurred in connection with presenting their respective cases. The costs and expenses of the arbitrators shall be shared equally by Momentum and HEX. In fulfilling their duties, the arbitrators shall be bound by the terms of this Exchange Agreement and may consider other matters which, in the opinion of the arbitrators, are necessary or helpful to make a proper decision.

         4.1 MOMENTUM'S REPRESENTATIONS. Momentum represents to HEC and HEX that as of the date hereof and as of the Issuance Date:

                 (a) Momentum is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Momentum is qualified to do business in the State of Texas.

                 (b) Momentum has the power and authority to carry on its business as presently conducted, to enter into this Exchange Agreement and to perform its obligations under this Exchange Agreement.

                 (c) Execution and delivery of this Exchange Agreement, consummation of the transactions contemplated by this Exchange Agreement, and performance of all obligations under this Exchange Agreement have been authorized by all necessary action, corporate and otherwise, on the part of Momentum. Execution and delivery of this Exchange Agreement does not, and the consummation of the transactions contemplated by this Exchange Agreement will not, violate or be in conflict with any agreement, instrument, judgment, order, decree, law, rule or regulation by which Momentum is bound.





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
                 (d) Subject to laws and equitable principles affecting the rights of creditors generally, this Exchange Agreement is a binding obligation of Momentum enforceable according to its terms.

                 (e) No suit, claim, demand or investigation is pending or, to Momentum's knowledge, is threatened, that would effect Momentum's interest in the Note. There are no bankruptcy or reorganization proceedings pending or, to Momentum's knowledge, threatened against Momentum. As used in this Exchange Agreement, the term "knowledge" means actual awareness of relevant facts and actual awareness of facts which would cause a person exercising reasonable prudence to discover relevant facts.

                 (f) With respect to the shares of Common Stock which Momentum may receive pursuant to Section 1 hereof:

                          (1)     Momentum is acquiring the Common Stock for
its own account, and for the account of certain Momentum affiliates, for investment only and not with a view toward the public sale or distribution of the Common Stock in contravention of any laws, rules or regulations;

                          (2)     Momentum is an "Accredited Investor" as that
term is defined in Rule 501 of Regulation D by reason of Rule 501(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                          (3)     Momentum has engaged its own advisors for
advice and counsel concerning Momentum's acquisition of the Common Stock, so that it is capable of evaluating the merits and risks of its investment in the Company and has the capability to protect its own interests;

                          (4)     all subsequent offers and sales of the Common
Stock by Momentum shall be made pursuant to registration of the Common Stock under the 1933 Act or pursuant to a valid exemption from registration;

                          (5)     Momentum understands that the Common Stock is
being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that HEC and HEX are relying upon the truth and accuracy of and Momentum's compliance with the representations, warranties, agreements, acknowledgments and understandings of the Momentum in this Section 4.1(f) in order to determine the availability of such exemptions and the eligibility of Momentum to acquire the Common Stock;





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
                          (6)     Momentum and/or its advisors have been
furnished with all materials relating to the business, management, finances and operations of the Company and materials relating to the offer and sale of the Common Stock which have been requested by Momentum. Momentum and its advisors have been afforded the opportunity to ask questions of the officers of the Company and have received satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, Momentum has had the opportunity to obtain and to review the Company's (i) Annual Report on Form 10-K/A for the year ended December 31, 1995, (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, and (iii) Proxy Statement for the Annual Meeting of Stockholders of Harken held June 11, 1996;

                          (7)     Momentum understands that no United States
federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Stock; and

                          (8)     Momentum acknowledges that the Common Stock
must be held indefinitely unless subsequently registered under the 1933 Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the 1933 Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "brokers transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.2     HEX'S REPRESENTATIONS.    HEX represents to Momentum that, as
of the date hereof, and as of the Issuance Date:

                 (a) HEX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. HEX is qualified to do business in the State of Texas. HEX is qualified under all applicable laws, rules and regulations to own and operate its properties.

                 (b) HEX has the power and authority to carry on its business as presently conducted, to enter into this Exchange Agreement and to perform its obligations under this Exchange Agreement.

                 (c) Execution and delivery of this Exchange Agreement, consummation of the transactions contemplated by this Exchange Agreement, and performance of all





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
obligations under this Exchange Agreement have been authorized by all necessary action, corporate and otherwise, on the part of HEX. Execution and delivery of this Exchange Agreement does not, and the consummation of the transactions contemplated by this Exchange Agreement will not, violate or be in conflict with any agreement, instrument, judgment, order, decree, law, rule or regulation by which HEX is bound.

                 (d) Subject to laws and equitable principles generally affecting the rights of creditors, this Exchange Agreement is a binding obligation of HEX enforceable according to its terms.

                 (e) None of HEX's statements or representations in this Exchange Agreement contains any untrue statement of any material fact or omits to state any material fact necessary to be stated in order to make the statements or representations made not misleading.

                 (f) As of the date of this Exchange Agreement, HEX in not in material breach of, or default under, the Original Agreement or any other agreement or instrument described in the Original Agreement or executed in connection with the Original Agreement.

         4.3 HEC'S REPRESENTATIONS. HEC represents to Momentum that, as of the date hereof and as of the Issuance Date:

                 (a) HEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. HEC is qualified to do business in the State of Texas. HEC is qualified under all applicable laws, rules and regulations to own and operate its properties.

                 (b) HEC has the power and authority to carry on its business as presently conducted, to enter into this Exchange Agreement and to perform its obligations under this Exchange Agreement.

                 (c) Execution and delivery of this Exchange Agreement, consummation of the transactions contemplated by this Exchange Agreement, and performance of all of its obligations under this Exchange Agreement have been authorized by all necessary action, corporate and otherwise, on the part of HEC. Execution and delivery of this Exchange Agreement does not, and the consummation of the transactions contemplated for it by this Exchange Agreement will not, violate or be in conflict with any agreement, instrument, judgment, order, decree, law or regulation by which HEC is bound.





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
                 (d) Subject to laws and equitable principles generally affecting the rights of creditors, this Exchange Agreement is a binding obligation of HEC enforceable according to its terms.

                 (e) All shares of capital stock of HEC have been duly and validly authorized and issued and are fully paid and nonassessable. The Common Stock when issued, sold and delivered in accordance with the terms of this Exchange Agreement, will be duly and validly issued, fully paid and nonassessable. As of the date hereof, the authorized capital stock of HEC is 125,000,000 shares of common stock, par value $.01, of which 84,712,471 shares are issued and outstanding and 10,000,000 shares of Preferred Stock, par value
$1.00, of which no shares are issued or outstanding.    Except as disclosed in
Schedule 4.3(e), (i) there are no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any person to purchase or otherwise acquire from HEC any capital stock of HEC, (ii) there are no obligations or securities convertible into or exchangeable for any shares of capital stock of HEC or any commitments of any character relating to or entitling any person to purchase or otherwise acquire any such obligations or securities, and (iii) there are no preemptive or similar rights to subscribe for or to purchase any capital stock of HEC.

                 (f) HEC's (i) unaudited consolidated balance sheet as at March 31, 1996 and the related consolidated statement of income, cash flows and shareholders' equity for the three months then ended and (ii) audited consolidated balance sheet as at December 31, 1995 and the related audited consolidated statement of income, cash flows and shareholders' equity for the fiscal year then ended (including in all cases the notes thereto) (collectively, the "Financial Statements") have been prepared in accordance with generally accepted accounting principles consistently applied except as noted therein and except, in the case of unaudited interim financial statements, for normal year-end adjustments, and fairly present the consolidated financial position of HEC and its consolidated subsidiaries as of the respective dates set forth therein and the results of operations and cash flows for HEC and its consolidated subsidiaries for the respective fiscal periods set forth therein.

                 (g) Neither HEC nor any of its subsidiaries has sustained since the date of the March 31, 1996 Financial Statements any adverse change in its businesses, financial condition or results of operations that would be material to HEC and its subsidiaries on a consolidated basis.

                 (h) Assuming the accuracy of the representations of Momentum in Section 4.1(f) and except for the approval of the American Stock Exchange with respect to the issuance of the shares of Common Stock required to be issued pursuant to this Exchange Agreement, no consent, approval, authorization, order, registration or qualification of or with





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
any court or governmental agency or body is required by or on behalf of HEC which has not been obtained as of the date hereof, for the valid execution and delivery of, or for the performance by HEC of its obligations under, this Exchange Agreement.

                 (i) There are no legal or governmental proceedings pending to which HEC or any of its subsidiaries is a party or to which any of its or their properties is subject, or which challenge the validity or legality of HEC's obligations under this Exchange Agreement or the transactions contemplated thereby which, individually or in the aggregate, would be reasonably expected to have a material adverse effect on the business of HEC and any of its subsidiaries taken as a whole; and, to HEC's knowledge, no such proceedings are threatened by any governmental authority or by any other person.

                 (j) Each of HEC and its subsidiaries is in material compliance with all statutes, laws, ordinances, governmental rules or regulations or any judgment, order or decree to which it is subject and possesses such certificates, authorizations and permits issued by the appropriate regulatory agencies or bodies necessary to conduct the business now operated by it, except for such violations which, and except for such certificates, authorizations and permits which if not possessed, would not be reasonably expected to have a material adverse effect on the business of HEC and its subsidiaries taken as a whole; and neither HEC nor any such subsidiary has received any notice of proceedings related to any such violation or the revocation or modification of any of the same which, individually or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would be reasonably expected to have a material adverse effect on the business of HEC and its subsidiaries taken as a whole.

                 (k) Except (i) as and to the extent disclosed or reserved against in the Financial Statements, or (ii) for liabilities and obligations incurred after March 31, 1996, that would not be reasonably expected to have a material adverse effect on the business of HEC and any of its subsidiaries taken as a whole, neither HEC nor any of its subsidiaries has any liabilities or obligations of any nature, whether due or to become due, including, without limitation, liabilities or obligations on account of taxes or other governmental charges or penalties, interest or funds thereon or in respect thereof and HEC does not know of any basis for any assertion against HEC or any of its subsidiaries of any debt, liability or obligation in any amount not reflected or reserved against in the Financial Statements which would be required to be set forth therein in accordance with generally accepted accounting principles.

                 (l) Except as disclosed in HEC's Annual Report on Form 10-K/A for the year ended December 31, 1995 or HEC's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, (i) neither HEC nor any of its subsidiaries has received any written complaint, or notice of violation, alleged violation, investigation, advisory action, potential liability or potential responsibility, regarding environmental protection matters or permit





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
compliance with regard to any of its or their properties, nor does HEC have knowledge that any governmental authority or third party is contemplating delivering to HEC or any of its subsidiaries any such notice, (ii) there are no governmental, administrative or judicial actions or proceedings pending under any Environmental Laws to which HEC or any of its subsidiaries is or, to HEC's knowledge, is likely to be named as a party with respect to any of its or their properties, nor are there any consent decrees, other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to any of such properties, and (iii) neither HEC nor any of its subsidiaries is an owner or operator of any facility or operation which is in violation of any Environmental Law or at which there has been or exists a release or threatened release of Hazardous Materials to the environment. The terms "Environmental Laws" and "Hazardous Materials" shall have the meanings given to such terms in the Original Agreement.

                 (m) HEC and each of its subsidiaries has caused to be duly filed in a timely manner, including any applicable extensions, with the appropriate governmental authorities all returns, statements and reports with respect to any taxes that are required to be filed by or with respect to it. Except for tax liens securing the payment of taxes not yet due and payable, there are no tax liens upon any assets of HEC or any of its subsidiaries and no claim for assessment or collection of any material taxes has been asserted against HEC or any of its subsidiaries, except for claims being challenged by HEC in good faith which are listed in Schedule 4.3(m) to this Agreement.

                 (n) Each Material Contract is valid and binding on the parties thereto and in full force and effect and neither HEC nor any of its subsidiaries is in breach of a Material Contract, which breach would reasonably be expected to have a material adverse effect on HEC or any of its subsidiaries. To HEC's knowledge, no other party to any Material Contract is in material breach thereof. For the purposes of this Section, Material Contract shall mean: (i) all contracts requiring payment, or being reasonably likely to result in payment, by any party thereto of more than $50,000.00 annually; (ii) all material contracts with any governmental authority; (iii) all contracts not made in the ordinary course of business, which are material to HEC or any of its subsidiaries; and (iv) all contracts relating to indebtedness of HEC or any of its subsidiaries of a principal amount in excess of $250,000.00.

                 (o) None of HEC's statements or representations in this Exchange Agreement contains any untrue statement of any material fact or omits to state any material fact necessary to be stated in order to make the statements or representations made not misleading.

                 (p) HEC is the legal owner and holder of the HEC Mortgage and the Note (as defined in the HEC Mortgage) and of all rights arising under the HEC Mortgage or such Note.

                 (q) As of the date of this Exchange Agreement, HEC in not in material breach of, or default under, the Original Agreement or any other agreement or instrument described in the Original Agreement or executed in connection with the Original Agreement.

         5.      TERMINATION.

                 (a) This Exchange Agreement and the transactions contemplated by his Exchange Agreement may be terminated in the following situations:

                          (i)     by Momentum if (x) the conditions to its
performance described in Section 1(b) are not satisfied within 15 business days from the execution of this Exchange Agreement, or (y) any of HEX's or HEC's representations are untrue in any material respect; or

                          (ii)    by HEX or HEC if (x) the conditions to its
performance described in Section 1(b) are not satisfied within 15 business days from the execution of this Exchange Agreement, or (y) any of Momentum's representations are untrue in any material respect.

                 (b) Except as provided in this Section 5(b), if this Agreement is terminated, neither party shall have any liability to any other party arising under this Exchange Agreement. Following termination of this Exchange Agreement, the Original Agreement shall govern the rights and obligations of the parties. If any party breaches this Exchange Agreement, or willfully fails to fulfill a condition to any other party's performance, nothing in this Exchange Agreement shall be construed as limiting a non-breaching party's legal or equitable rights and remedies arising under this Exchange Agreement.

         6. AMENDMENT TO ORIGINAL AGREEMENT. The Original Agreement is hereby amended by deleting Section 7.13 thereof in its entirety.

         7. NOTICES. All notices required or permitted under this Exchange Agreement shall be effective upon receipt if personally delivered, if mailed by registered or certified mail, postage prepaid, or if delivered by telegram, fax or telecopy if directed to the parties as follows:

                 To Momentum:





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
                 Momentum Operating Co., Inc.
                 232 South Main
                 P.O. Box 578
                 Albany, Texas  76430
                 Attn:  Michael J. Parsons, President


                 To HEX or HEC:

                 Harken Exploration HEC
                 Harken Energy Corporation
                 5605 N. MacArthur Blvd., Suite 400
                 Irving, Texas  75038
                 Attn:  Richard H. Schroeder, President
                 Copy to: Gregory S. Porter, Vice President - Legal

Any party may give written notice of a change in the address or individual to which delivery shall be made.

         8. EXPENSES. Except as otherwise provided in this Exchange Agreement, all fees, costs and expenses incurred by the parties in negotiating this Exchange Agreement and in consummating the transactions contemplated by this Exchange Agreement shall be paid by the party which incurred them.

         9. AMENDMENT. The provisions of this Exchange Agreement may be altered, amended or waived only by a written agreement executed by the party to be charged. No waiver of any provision of this Exchange Agreement shall be construed as a continuing waiver of the provision.

         10. ASSIGNMENT. Neither HEX nor HEC may assign all or any portion of its rights or delegate all or any portion of its duties under this Exchange Agreement without Momentum's prior written consent. To the extent permitted by law, Momentum shall have the right to assign all or any portion of its rights under this Exchange Agreement to any Momentum affiliate at any time. Momentum affiliate shall have the same meaning given the term of "Seller affiliate" in the Original Agreement.

         11. HEADINGS. The headings are for convenience only and do not limit or otherwise affect the provisions of this Exchange Agreement.





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
         12. COUNTERPARTS. This Exchange Agreement may be executed in counterparts, each of which shall be an original and which, taken together, shall constitute the same agreement.

         13. REFERENCES. References, including use of a pronoun, shall include, where applicable, masculine, feminine, singular or plural individuals or legal entities.

         14. GOVERNING LAW. This Exchange Agreement and the transactions contemplated by this agreement shall be governed and construed under the laws of the State of Texas without giving effect to any rules of law which might require application of the law of another jurisdiction. Venue of any action arising under this Exchange Agreement shall be in Abilene, Texas.

         15. ANNOUNCEMENTS. Except as otherwise required by law or applicable regulation, neither Momentum, HEX nor HEC shall announce or otherwise publicize this Exchange Agreement or the transactions contemplated by this Exchange Agreement without the prior written consent of the other party.

         16. ENTIRE EXCHANGE AGREEMENT. This Exchange Agreement is the entire understanding between Momentum, HEX and HEC concerning the subject matter of this Exchange Agreement. This Exchange Agreement supersedes all negotiations, discussions, representations, prior agreements and understandings, whether oral or written, including, without limitation, all letters or expressions of intent between the parties, concerning the subject matter of this Exchange Agreement. Except as expressly amended by the Supplemental Deed of Trust, or the Registration Rights Agreement, the Original Agreement and all agreements and instrument executed in connection with the Original Agreement remain unaffected by this Exchange Agreement.

         17. PARTIES IN INTEREST. This Exchange Agreement is binding upon and shall inure to the benefit of Momentum, HEX and HEC and, except where prohibited, their successors, representatives and assigns. Unless expressly stated to the contrary, no other person is intended to have any benefits, rights or remedies under this Exchange Agreement.

         18. SCHEDULES AND EXHIBITS. All schedules and exhibits attached to this Exchange Agreement are incorporated into this Exchange Agreement for all purposes. Reference to the "Exchange Agreement" includes all agreements and instruments attached as schedules or exhibits to this Exchange Agreement or executed in connection with the transactions contemplated by this Exchange Agreement.





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
         19. SEVERANCE. If any provision of this Exchange Agreement is found to be illegal or unenforceable, the other terms of this Exchange Agreement shall remain in effect and this Exchange Agreement shall be construed as if the illegal or unenforceable provision had not been included.

         20.     TIME.  Time is of the essence of this Exchange Agreement.





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
         IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement on the 11th day of July, 1996.


                                        MOMENTUM OPERATING CO., INC.



                                        By:       /s/ Michael J. Parsons
                                              ----------------------------------
                                        Name:         Michael J. Parsons
                                              ----------------------------------
                                        Title:        President
                                              ----------------------------------



                                        HARKEN EXPLORATION COMPANY



                                        By:       /s/ Gregory S. Porter
                                              ----------------------------------
                                        Name:         Gregory S. Porter
                                              ----------------------------------
                                        Title:        Vice President - Legal
                                              ----------------------------------


                                        HARKEN ENERGY CORPORATION



                                        By:       /s/ Gregory S. Porter
                                              ----------------------------------
                                        Name:         Gregory S. Porter
                                              ----------------------------------
                                        Title:        Vice President - Legal
                                              ----------------------------------





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